Exhibit 10.ii.rrr.

RENEWAL OF SUPPLY AGREEMENT

FEED GRADE PHOSPHATES (TRICALCIUM PHOSPHATE/ MULTIFOS)

UNITED KINGDOM

DATE:

SELLER:	MOSAIC CROP NUTRITION, LLC, d.b.a.
MOSAIC FEED INGREDIENTS
8813 HWY 41 SOUTH
RIVERVIEW, FL 33578

BUYER:	CARGILL PLC
Witham St Hughs
Lincoln LN6 9TN
United Kingdom

PRODUCT:	TRICALCIUM PHOSPHATE (MULTIFOS)

SPECIFICATIONS:	TYPICAL MOSAIC SPECIFICATIONS

MARKET:	UNITED KINGDOM

PERIOD:	JUNE 1, 2008 THROUGH MAY 31, 2009

PRICING:	TO BE NEGOTIATED AT TIME OF PURCHASE

QUANTITY:	TO BE NEGOTIATED AT TIME OF PURCHASE

DELIVERY:	TO BE NEGOTIATED AT TIME OF PURCHASE

PAYMENT:	CASH AGAINST DOCUMENTS

TERMS:	MOSAIC TERMS AND CONDITIONS TO APPLY. (ATTACHED)

CARGILL PLC	MOSAIC CROP NUTRITION, LLC

By:	By:
Name:	Name:
Its:	Its: